UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Quality Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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18111 Von Karman Avenue, Suite 600
Irvine, California 92612

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 13, 2009

To the Shareholders of Quality Systems, Inc.:

          The annual meeting of shareholders of Quality Systems, Inc. will be held at the Center Club located at 650 Town Center Drive in Costa Mesa, California 92626 on August 13, 2009, at 1:00 p.m. Pacific Time, for the following purposes:

1.

to elect nine (9) persons to serve as directors of our company until the next annual meeting and until their successors are duly elected and qualify. Our nominees for election to our Board of Directors are named in the attached proxy statement, which is a part of this Notice;

2.	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2010; and

3.	to transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

          All shareholders are cordially invited to attend the annual meeting in person. Only shareholders of record at the close of business on June 22, 2009, are entitled to notice of and to vote at the annual meeting and at any adjournments or postponements of the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on August 13, 2009, at 1:00 p.m., Pacific Time, at the Center Club, located at 650 Town Center Drive in Costa Mesa, California 92626:

This Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company’s 2009 Annual Report to Shareholders are available on our website at http://www.qsii.com[1] under “Investor Relations”.

          Whether or not you plan to attend the annual meeting, please complete and sign the enclosed proxy card and return it in the enclosed addressed envelope. Your promptness in returning the proxy card will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the annual meeting. You may also vote by telephone or by Internet, following the instructions on the proxy card. If you return your proxy card, or vote by telephone or by Internet, you may nevertheless attend the annual meeting and vote your shares in person. Shareholders whose shares are held in the name of a broker or other nominee and who desire to vote in person at the meeting should bring with them a legal proxy.

[1]	Website addresses referred to in this Notice and Proxy Statement are not intended to function as hyperlinks, and the information contained on our website is not a part of this Proxy Statement

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

By Order of the Board of Directors,

QUALITY SYSTEMS, INC.

/s/ Paul A. Holt
Corporate Secretary

Irvine, California
June 22, 2009

18111 Von Karman Avenue, Suite 600
Irvine, California 92612

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 13, 2009

PROXY STATEMENT

SOLICITATION OF PROXIES

          The accompanying proxy is solicited by the Board of Directors (“Board”) of Quality Systems, Inc. for use at our annual meeting of shareholders to be held at the Center Club located at 650 Town Center Drive in Costa Mesa, California 92626, on August 13, 2009, at 1:00 p.m. Pacific Time, and at any and all adjournments and postponements thereof. All shares represented by each properly executed and unrevoked proxy received in advance of the annual meeting will be voted in the manner specified therein.

          Any shareholder has the power to revoke the shareholder’s proxy at any time before it is voted. The proxy may be revoked by delivering a written notice of revocation to our Secretary, by submitting prior to or at the annual meeting a later dated proxy executed by the person executing the prior proxy, or by attending the annual meeting and voting in person.

          Any shareholder who holds shares in “street name”, which means shares held of record by a broker, bank or other nominee, and desires to vote in person at the annual meeting should inform the entity of that desire and request a legal proxy from the entity. The shareholder will need to bring the legal proxy to the annual meeting along with valid picture identification such as a driver’s license or passport, in addition to documentation indicating share ownership. If the shareholder does not receive the legal proxy in time, then the shareholder should bring to the annual meeting the shareholder’s most recent brokerage account statement showing that the shareholder owned Quality Systems, Inc. stock as of the record date. Upon submission of proper identification and ownership documentation, we should be able to verify ownership of common stock and admit the shareholder to the annual meeting; however, the shareholder will not be able to vote at the annual meeting without a legal proxy. Shareholders are advised that if they own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and the shareholder’s vote will not be counted unless the shareholder appears at the annual meeting and votes in person.

          This proxy statement, the accompanying proxy card and our 2009 annual report are being mailed to our shareholders on or about June 22, 2009. We will bear the cost of soliciting proxies pursuant to this proxy statement. Solicitations will be made by mail, and expenses will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the annual meeting to beneficial owners of our common stock. Further solicitation of proxies may be made by telephone or oral communications with some shareholders. In the course of their regular duties, our employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

OUTSTANDING SHARES AND VOTING RIGHTS

          Only holders of record of the 28,559,309 shares of our common stock outstanding at the close of business on the record date, June 22, 2009, are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof. A majority of the outstanding shares, represented in person or by proxy, will constitute a quorum for the transaction of business. All proxies submitted to us will be counted in determining the presence of a quorum, including those providing for abstention or withholding of authority and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.

          Each shareholder will be entitled to one vote, in person or by proxy, for each share of common stock held on the record date. If any shareholder gives notice at the annual meeting, prior to the voting, of an intention to cumulate the shareholder’s votes in the election of directors, then all shareholders entitled to vote at the annual meeting may cumulate their votes in the election of directors. Cumulative voting means that a shareholder has the right to give any one candidate whose name has been properly placed in nomination prior to the voting a number of votes equal to the number of directors to be elected multiplied by the number of shares the shareholder would otherwise be entitled to vote, or to distribute such votes on the same principle among as many properly nominated candidates (up to the number of persons to be elected) as the shareholder may wish. The proxy being solicited by our Board confers upon the proxy holders the authority to cumulate votes at the instruction and discretion of our Board or any committee thereof so as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated.

          Whether the election of directors is by plurality vote or cumulative voting, with respect to Proposal No. 1, the nine nominees for director who receive the highest number of affirmative votes will be elected, and abstentions and broker non-votes will have no effect on this proposal. If additional persons are properly nominated for election as directors, the proxy holders we appoint intend to vote all proxies received by them in accordance with the instructions set forth in the proxies. In circumstances where there is a contested election and/or one or more of our shareholders demand that cumulative voting apply to the election of directors, our Board has delegated authority to its Proxy Voting Committee to provide instruction to such proxy holders to vote the proxies solicited hereby in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated.

          Approval of Proposal No. 2, the ratification of the appointment of our independent registered public accounting firm is not required. However, this proposal will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum as referenced above. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.

ELECTION OF DIRECTORS

(Proposal No. 1)

          Proposal No. 1 concerns the election of the following director nominees: Messrs. Brennan, Bristol, Cline, Davis, Hussein, Kaplan, Pflueger, Plochocki, and Razin. Each of our director nominees has consented to being named in the proxy statement and has agreed to serve as a director if elected. Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting or until their respective successors are duly elected and qualified.

          Certain information with respect to the nine nominees who will be presented at the annual meeting by our Board for election as directors is set forth below. Although we anticipate that each nominee will be available to serve as a director, if any nominee becomes unavailable to serve, the proxies will be voted for another person as may be or has been designated by our Board.

          Unless the authority to vote for directors has been withheld in the enclosed proxy, the persons named in the proxy as proxy holders intend to vote at the annual meeting “For” the election of the nominees presented below. In circumstances where there is a contested election and/or one or more of our shareholders demands that cumulative voting apply to the election of the directors, our Board has delegated authority to its Proxy Voting Committee to provide instruction to such proxy holders to vote the proxies solicited hereby in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated.

          In the election of directors, assuming a quorum is present, the nine nominees receiving the highest number of votes cast at the meeting will be elected directors. Proxies specifying “Withhold Authority” will be counted for purposes of determining whether a quorum is present, as will proxies submitted by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.

          Based on definitions of independence established by The Nasdaq Stock Market (“Nasdaq”) as well as under guidelines established in our Bylaws and the determination of our Board, Messrs. Brennan, Bristol, Hussein, Kaplan, Pflueger, and Razin are independent directors and Mr. Davis, upon his election to the Board, will be an independent director. Mr. Cline and Mr. Plochocki, each a member of our management team, are non-independent directors.

          The Nasdaq independence definition includes a series of objective tests, such as that the director is not and has not been for the past three years an employee of ours and has not engaged in various types of business dealings with us. In addition, as further required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and management with regard to each director’s business and personal activities as they may relate to us and our management. The independent members of our Board meet periodically in executive session without management.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
EACH OF THE DIRECTOR NOMINEES NAMED BELOW:

          Steven T. Plochocki, age 57, is a director and since August 16, 2008, our Chief Executive Officer. From February 2007 to May 2008 he served as Chairman and Chief Executive Officer of Omniflight Helicopter, Inc., a Dallas-based air medical services company. From October 2006 to February 2007, Mr. Plochocki was a private healthcare investor. He previously served as Chief Executive Officer and Director of Trinity Hospice, a national hospice provider from October 2004 through October 2006. Prior to joining Trinity Hospice, he was Chief Executive Officer of InSight, a national provider of diagnostic imaging services from November 1999 to August 2004. He was Chief Executive Officer of Centratex Support Services, Inc., a support services company for the healthcare industry and had previously held other senior level positions with healthcare industry firms. He holds a Bachelor of Arts degree in Journalism and Public Relations from Wayne State University and a Master’s degree in Business Management from Central Michigan University. Mr. Plochocki has been a director of our company since 2004.

          Patrick B. Cline, age 48, is a director and has been the President of our NextGen Healthcare Information Systems Division since 1996. He served as our interim Chief Executive Officer for the April to July 2000 period. Mr. Cline was a co-founder of Clinitec; a company we acquired in 1996, and has served as its President from its inception in January 1994. Prior to co-founding Clinitec, Mr. Cline served from July 1987 to January 1994 as Vice President of Sales and Marketing with Script Systems, a subsidiary of InfoMed, a healthcare information systems company. From January 1994 to May 1994, after the founding of Clinitec, Mr. Cline continued to serve, on a part-time basis, as Script Systems’ Vice President of Sales and Marketing. Mr. Cline has held senior positions in the healthcare information systems industry since 1981. Mr. Cline has been a director of our company since 2005.

          Murray Brennan, M.D., age, 69, is Emeritus Chairman of the Memorial Sloan-Kettering Cancer Center’s Department of Surgery and previously served as its Chairman from 1985 to 2007. He has served as director of the American Board of Surgery, Chairman of the American College of Surgeons Commission on Cancer, President of the Society of Surgical Oncology, President of the American Surgical Association, and Vice President of the American College of Surgeons. Mr. Brennan is currently a member of the National Academy of Sciences. Dr. Brennan currently serves on the Board of Directors of Ziopharm Oncology, Inc., a publicly-held biopharmaceutical company engaged in the development and commercialization of a diverse, portfolio of cancer drugs to address unmet medical needs. Dr. Brennan also serves on the Board of Directors of the de Beaumont Foundation.

          George H. Bristol, age 60, is a director. Mr. Bristol is a Managing Director – Corporate Finance of Crowell Weedon & Co. Prior to joining Crowell Weedon & Co. in August 2006, he was a member and Chief Financial Officer of Vantis Capital Management, LLC, a registered investment advisor which managed the Vantis hedge funds totaling over $1.4 billion from November 2002. Prior to Vantis Capital Management, LLC, he was an investment banker with several firms including Paine Webber, Prudential Securities and Dean Witter. He is a graduate of the University of Michigan and Harvard Business School.

           Joseph I. Davis, age 46, is a director nominee. He is currently a Managing Partner at Triton Pacific Capital Partners, a Los Angeles, California based private equity firm where he has served since 2004. Prior to joining Triton Pacific Capital Partners, he founded AccentCare and served as its President for four years. Mr. Davis attended the University of California at Irvine and is a past finalist in the Ernst and Young Entrepreneur of the Year Award.

          Ahmed Hussein, age 68, is a director. Mr. Hussein is the Chairman of the Board of Directors of National Investment Company, Cairo, Egypt. Mr. Hussein founded National Investment Company in 1996 and has served as a member of its Board of Directors since its inception and as Chairman since 1999. Mr. Hussein served as a Senior Vice President of Dean Witter from 1993 to 1996 and, earlier, served as an investment banker with various firms, including L.F. Rothschild, Prudential Bache Securities, Oppenheimer & Co., Smith Barney and Shearson Lehman Hutton. Mr. Hussein is a director of the Six of October University, and the Chairman of the Board of Directors of Nobria Agriculture, a publicly held Egyptian company. Mr. Hussein holds a Bachelors degree in Electrical Engineering from Cairo University, a Master’s of Science degree from the American University of Cairo, a Postgraduate degree in Statistics from Cairo University, a Master’s of Science degree in Mathematics from the Polytechnic Institute of New York, and a Doctorate degree in Electrical Engineering from the Polytechnic Institute of New York.

          Philip N. Kaplan, age 42, is a director. Mr. Kaplan is Chief Executive Officer of Deer Valley Ventures, LLC, a managed hosting and virtualization technology company. From February 2007 to June 2008, Mr. Kaplan served as Chief Strategy Officer of Internap Network Services Corporation (NASDAQ: INAP), which acquired VitalStream Holdings, Inc (NASDAQ: VSTH) in February 2007. Mr. Kaplan co-founded VitalStream in 2000 and served as its initial Chief Operating Officer until 2004 and as a member of its Board of Directors until its acquisition by Internap. In 2004, he was named President of VitalStream and held that position until the February 2007 acquisition. Previously, Mr. Kaplan co-founded AnaServe, Inc. in 1995, an early e-commerce web hosting company, which was acquired by Concentric Network Corp. in 1998. Mr. Kaplan attended the University of California, Davis, from which he received a Bachelor of Arts in Economics, with a minor in Russian language.

          Russell Pflueger, age 45, is a director and has been the Founder, Chairman and Chief Executive Officer of Quiescence Medical, Inc., a medical device development company, since 2002. During 2001 and 2002, he founded and served as Chairman and Chief Executive Officer of Pain Concepts, Inc, a medical device company. He holds a chemical engineering degree from Texas A&M University and a Master of Business Administration from the University of California at Irvine. Mr. Pflueger has been a director of our company since 2006.

          Sheldon Razin, age 71, is a director. He is the founder of our company and has served as our Chairman of the Board since our inception in 1974. He served as our Chief Executive Officer from 1974 until April 2000. Since its inception until April 2000, he also served as our President, except for the period from August 1990 to August 1991. Additionally, Mr. Razin served as Treasurer from our inception until October 1982. Prior to founding our company, he held various technical and managerial positions with Rockwell International Corporation and was a founder of our predecessor, Quality Systems, a sole proprietorship engaged in the development of software for commercial and space applications and in management consulting work. Mr. Razin holds a B.S. degree in Mathematics from the Massachusetts Institute of Technology.

NON-DIRECTOR EXECUTIVE OFFICERS

          Donn E. Neufeld, age 52, was appointed Executive Vice President and General Manager, QSI Division, on April 29, 2008. Mr. Neufeld has served as our Vice President Software and Operations since January 1996. He served as our Vice President of Operations from June 1986 until January 1996. From April 1981 until June 1986, Mr. Neufeld held the position of Manager of Customer Support. He joined our company in 1980.

          Paul A. Holt, age 43, was appointed Chief Financial Officer in November 2000. Mr. Holt served as our Controller from January 2000 to May 2000 and was appointed interim Chief Financial Officer in May 2000. Prior to joining us, Mr. Holt was the Controller of Sierra Alloys Co., Inc., a titanium metal manufacturing company from August 1999 to December 1999. From May 1997 to July 1999, he was Controller of Refrigeration Supplies Distributor, a wholesale distributor and manufacturer of refrigeration supplies and heating controls. From March 1995 to April 1997 he was Assistant Controller of Refrigeration Supplies Distributor. Mr. Holt is a Certified Public Accountant and holds a Master of Business Administration from the University of Southern California and a Bachelor of Arts in Economics from the University of California, Irvine.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          Except as otherwise indicated in the related footnotes, the following table sets forth information with respect to the beneficial ownership of our common stock as of June 15, 2009, by:

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors and director nominees;

•	each of the “named executive officers” named in the “Summary Compensation Table for Fiscal Year Ended March 31, 2009” contained in this proxy statement; and

•	all of our directors, director nominees and executive officers as a group.

          Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to the securities. To our knowledge, unless indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as indicated in the footnotes to the table below, shares of common stock underlying options, if any, that currently are exercisable or are scheduled to become exercisable for shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 28,559,309 shares of common stock outstanding as of June 15, 2009.

          Unless otherwise indicated, the address of each of the beneficial owners named in the table is c/o Quality Systems, Inc., 18111 Von Karman Avenue, Suite 600, Irvine, California 92612. Messrs. Brennan, Bristol, Cline, Hussein, Kaplan, Plochocki, Pflueger and Razin are current directors of our company and are director nominees. Mr. Davis is not currently a director but is a director nominee. Mr. Love is a director but is not a director nominee. Messrs. Plochocki, Cline, Neufeld and Holt are executive officers of our company.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned

Sheldon Razin	5,181,880	(1)	18.1%
Ahmed Hussein	4,656,600	(2)	16.3%
Murray Brennan, M.D.	—		—
George H. Bristol	—		—
Patrick B. Cline	38,750	(3)	*
Joseph I. Davis	—		—
Steven T. Plochocki	3,750	(4)	*
Vincent J. Love	15,000	(5)	*
Donn E. Neufeld	2,132	(6)	*
Paul A. Holt	8,250	(7)	*
Russell Pflueger	5,000	(8)	*
Philip N. Kaplan	—		—
Columbia Wanger Asset Management	2,173,200	(9)	7.6%
FMR LLC	2,059,741	(10)	7.2%
All directors, director nominees and executive officers as a group (12 persons)	9,911,362	(11)	34.5%

*	Represents less than 1.0%.

(1)	Includes 49,000 shares underlying options.

(2)	Includes 49,000 shares underlying options.

(3)	Includes 25,000 shares underlying options.

(4)	Includes 3,750 shares underlying options.

(5)	Includes 5,000 shares underlying options.

(6)	Includes 1,800 shares underlying options.

(7)	Includes 5,750 shares underlying options.

(8)	Includes 5,000 shares underlying options.

(9)

Power to vote or dispose of the shares beneficially owned by Columbia Wanger Asset Management LP is held by Bruce H. Lauer as Senior Vice President and Secretary, WAM Acquisition G.P. Inc., General Partner. The address for Columbia Wanger Asset Management LP is 227 West Monroe Street, Suite 3000, Chicago, IL 60606. The 13G/A was filed jointly with Columbia Acorn Trust, with Bruce H. Lauer, as Vice President, Treasurer and Secretary holding power to vote or dispose of the shares beneficially owned by Columbia Acorn Trust. Number of shares of common stock beneficially owned and identity of the person exercising power over the shares are based upon Form 13G/A filed on February 9, 2009.

(10)

Power to vote or dispose of the shares beneficially owned by FMR LLC is held by Edward C. Johnson as Chairman of FMR LLC. The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. Number of shares of common stock beneficially owned and identity of the person exercising power over the shares are based upon Form 13G/A filed on February 17, 2009.

(11)	Includes 144,300 shares underlying options.

EQUITY COMPENSATION PLAN INFORMATION

          The following table sets forth information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of March 31, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation (excluding securities reflected in column (a)) (c)

Equity compensation plan approved by security holders	820,082	(1)	$32.39	2,076,669	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	820,082	(1)		2,076,669	(2)

(1)	Represents shares of common stock underlying options outstanding under our 1998 Plan and our 2005 Plan.

(2)

Represents shares of common stock available for issuance under options or awards that may be issued under our 2005 Plan. The material features of these plans are described in Note 14 to our consolidated financial statements for the year ended March 31, 2009.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

          Compensation Philosophy, Objectives and Components

          This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and narrative that follow.

          Our Compensation Committee has responsibility for establishing our compensation philosophy and making recommendations to our Board consistent with that philosophy. Our Compensation Committee seeks to ensure that the total compensation paid to our “named executive officers” (as defined below under the heading “Summary Compensation Table for Fiscal Year Ended March 31, 2009”) is fair, reasonable and competitive.

          Our Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by our company, and which aligns executives’ interests with those of our shareholders and customers by rewarding performance above established goals, with the ultimate objective of improving shareholder value and customer satisfaction. Our Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key executive positions and that compensation provided to key executive employees remains competitive relative to the compensation paid to similarly situated executives. To that end, our Compensation Committee believes that the executive compensation packages for our named executive officers should include both cash and equity-based compensation that reward performance as measured against established goals.

          Our Compensation Committee reviews and makes recommendations to our Board for approval regarding annual base salaries; incentive bonuses, including specific goals and amounts; equity compensation; employment agreements, severance arrangements, and change-in-control agreements/provisions; and any other benefits or compensation for our named executive officers. Our Compensation Committee annually assesses the performance of each of the named executive officers. For the purpose of approving the compensation of our named executive officers, the independent members of our Board meet in executive session to consider and act upon the recommendations of the Compensation Committee. Also to the extent there is a deadlock in our Compensation Committee, an Independent Directors Compensation Committee is constituted to act upon such recommendations.

          Our Compensation Committee has, from time to time, engaged independent compensation consultants to advise it on matters of Board, executive, and equity compensation. Compensation consultants have not been utilized since 2005. Our Compensation Committee also consults publicly available compensation data from time to time as part of its Board, executive and equity compensation decisions.

          Key components of our compensation program for fiscal year 2009 were base salary and cash and equity incentive programs. Our Compensation Committee views the various components of compensation as related but distinct. A significant percentage of total compensation is allocated to incentives as a result of the philosophy mentioned above. Our Compensation Committee determines the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

     Base Salary

          We provide named executive officers with base salaries to compensate them for services rendered during the fiscal year. Base salaries for named executive officers are determined based on positions and responsibilities using available market data and considering individual performance, company performance, future contribution potential, peer compensation levels and internal equity issues. The weight given to each of these factors can vary from individual to individual. Base salaries are intended to be set at levels that, in combination with other compensation vehicles, offer the potential to attract, retain, and motivate qualified individuals. Base salaries are targeted to be moderate yet competitive.

          Fiscal Year 2009 Incentive Program Terms

          On June 23, 2008, our Special Compensation Committee and an executive session of our Board, each comprised of all of our independent directors, approved a compensation program for our named executive officers, for the fiscal year ending March 31, 2009. Typically, our Compensation Committee approves the compensation program and recommends its adoption to our Board sitting in an executive session of solely independent directors. At its meeting held on June 16, 2008, our Compensation Committee deadlocked concerning the establishment of a proposed 2009 compensation program and was unable to report out to our Board a compensation plan for the 2009 fiscal year. A proposal supported by two of the four members of the Compensation Committee (and opposed by the other two members) was distributed to our Board including our independent directors serving as our Special Compensation Committee as a result of the deadlock.

Following approval by the Special Compensation Committee on June 23, 2008, the matter of the proposed 2009 compensation program was then reviewed, discussed and approved by the independent directors of our Board at the Board meeting on June 23, 2008. The compensation program includes base salaries and both cash and equity incentive compensation components. Additionally, an equity incentive compensation plan was adopted for key personnel other than our named executive officers. Our Compensation Committee has structured the EPS performance criteria and revenue growth criteria to require the named executive officers to exert increasingly greater efforts in order to earn increasingly higher potential cash and equity incentive compensation. The objective portion of the 2009 plan (applicable to Messrs. Plochocki and Cline) is similar in structure to the 2008 plan (with some exceptions as to the revenue and EPS target amounts and amounts of cash bonus and options earned upon achieving lower-end revenue and EPS targets).

          Mr. Silverman tendered his resignation from all positions with our company effective August 16, 2008 and did not participate in the base salary, cash incentive or equity incentive components of our fiscal year 2009 compensation program. Mr. Steven Plochocki was named the Company’s new President and Chief Executive Officer effective August 16, 2008.

Base salary levels for our named executive officers were set as follows:

•	Steven T. Plochocki – $475,000 (newly appointed), effective August 16, 2008;

•	Paul A. Holt - $275,000 (increased from $250,000), effective July 23, 2008;

•	Patrick B. Cline - $600,000 (increased from $495,000), effective November 1, 2008; and

•	Donn E. Neufeld - $225,000 (increased from $194,000), effective June 1, 2008.

          The cash incentive compensation component of the fiscal year 2009 compensation program for named executive officers provided as follows:

•

          for Steven T. Plochocki, cash incentive compensation of up to $475,000 (prorated for the portion of the fiscal year he provided services) may be earned based on meeting certain target increases in EPS performance and revenue growth during the fiscal year as well as meeting certain operational requirements established by our Board. Of the total $475,000 (prorated for the portion of the fiscal year he provided services) potential cash incentive compensation, 40% is allocated to the EPS performance criteria, 40% is allocated to the revenue growth criteria and the remaining 20% is discretionary and is subject to meeting the acquisition objectives established by our Board;

•	for Paul A. Holt, cash incentive compensation of up to $80,000 may be earned based upon the achievement of certain qualitative goals as approved by our Compensation Committee and our Board;

•

          for Patrick B. Cline, cash incentive compensation of up to $600,000 may be earned based on meeting certain target increases in EPS performance and revenue growth during the fiscal year as well as meeting certain operational requirements established by our Board. Of the total $600,000 potential cash incentive compensation, 40% is allocated to the EPS performance criteria, 40% is allocated to the revenue growth criteria and the remaining 20% is discretionary and is subject to meeting the acquisition objectives established by our Board; and

•

          for Donn E. Neufeld, cash incentive compensation of up to $80,000 may be earned based upon the achievement of certain qualitative and quantitative goals related to both QSI Division performance and other corporate objectives as approved by our Compensation Committee and our

Board. Of the total $80,000 potential cash incentive compensation, payment of up to $60,000 is based on achievement of quantitative goals, and payment of the remaining $20,000 amount is discretionary based on achievement of qualitative goals.

          The equity incentive component of the compensation program for fiscal year 2009 provides that our named executive officers are eligible to receive an aggregate of up to 130,000 options to purchase common stock based on meeting certain target increases in EPS performance and revenue growth during the fiscal year as follows:

•	Mr. Plochocki	40,000 options;

•	Mr. Holt	10,000 options;

•	Mr. Cline	70,000 options; and

•	Mr. Neufeld	10,000 options.

          Of the total 130,000 potential options, 50% are allocated to the EPS performance criteria and 50% are allocated to the revenue growth criteria. If earned, the options would be issued pursuant to one of the shareholder-approved option plans, have an exercise price equal to the closing price of our shares on the Nasdaq Global Select Market (or such other market upon which such shares then trade) as of the date of grant, a term of five years, vest in four equal, annual installments commencing one year following the date of grant and be granted pursuant to our standard stock option agreement.

          Fiscal Year 2009 Incentive Program Payouts

          On May 27, 2009, our Compensation Committee and our Board of Directors, meeting in executive session, authorized the issuance of the following cash and equity incentive payment awards under the 2009 Compensation Program:

          Cash and Equity Bonus Determinations under 2009 Compensation Program

Name	Cash Bonus Earned	Equity Bonus Earned

Steven T. Plochocki	$59,375	—

Patrick B. Cline	$120,000	—

Donn E. Neufeld	$37,000	—

Paul A. Holt	$50,000	—

          Fiscal Year 2010 Incentive Program Terms

          Salary levels are typically considered annually as part of our Compensation Committee’s performance review process. Based on the above principles, on May 27, 2009, our Compensation Committee and an executive session of our Board approved a compensation program for our named executive officers for the fiscal year ending March 31, 2010. The compensation program includes base salaries and both cash and equity incentive compensation components. Our Compensation Committee has structured the EPS performance criteria, revenue growth criteria and discretionary elements to require the named executive officers to exert increasingly greater efforts in order to earn increasingly higher potential cash and equity incentive compensation.

          Future cash salary levels for our named executive officers were set as follows:

•	Steven T. Plochocki – $522,500 (to increase from $475,000), effective August 16, 2009;

•	Paul A. Holt - $288,750 (to increase from $275,000), effective July 23, 2009;

•	Patrick B. Cline - $750,000 (to increase from $600,000), effective April 1, 2009; and

•	Donn E. Neufeld - $236,250 (to increase from $225,000), effective June 1, 2009.

          The non-equity cash incentive compensation component of the fiscal year 2010 compensation program for named executive officers provides as follows:

(i)

for Steven T. Plochocki, cash compensation of up to $522,500 may be earned based on meeting certain target increases in earnings EPS performance and revenue growth during the fiscal year as well as meeting certain operational requirements established by the Board. Of the total $522,500 potential cash compensation, 40% is allocated to the EPS performance criteria, 40% is allocated to the revenue growth criteria and the remaining 20% is discretionary and is allocated in part to the business performance, structuring, growth, and operational requirements criteria as well as profitability of the revenue cycle management business.

(ii)

for Patrick B. Cline, cash compensation of up to $750,000 may be earned based on meeting certain target increases in EPS performance and revenue growth during the fiscal year as well as meeting certain operational requirements established by the Board. Of the total $750,000 potential cash compensation, 33.33% is earned following completion of services to our company through the period ending on the public release of financial data for the fiscal year ending March 31, 2010; 33.3% is allocated to the EPS performance criteria, and 33.3% is allocated to the revenue growth criteria.

(iii)

for Donn E. Neufeld, cash compensation of up to $80,000 may be earned based upon the achievement of certain qualitative and quantitative goals related to both QSI Division performance and other corporate objectives as approved by the Compensation Committee of the Board and the Board. Of the total $80,000 potential cash compensation, 37.5% is allocated to the operating income goals for the QSI Division, 37.5% is allocated to the revenue growth goals for the QSI Division, and the remaining 25% is discretionary and is allocated in part to the operational requirements criteria as directed by our Chief Executive Officer.

(iv)

for Paul A. Holt, cash compensation of up to $80,000 may be earned based upon the achievement of certain goals as approved by the Compensation Committee and the Board. Of the total $80,000 potential cash compensation, 75% is allocated to specific, objective criteria approved in advance by the Board and 25% is discretionary based upon meeting certain operational, structuring, and growth objectives established by the Board.

The equity incentive compensation component for named executive officers provides potential awards as follows:

Named Executive Officer	Options

Steven T. Plochocki	40,000
Donn E. Neufeld	10,000
Paul A. Holt	10,000
Patrick B. Cline	45,000

Total	105,000

Equity Award Criteria for Steven T. Plochocki, Donn E. Neufeld and Paul A. Holt:

The equity incentive component of the 2010 Compensation Program provides that Messrs. Plochocki, Neufeld and Holt are eligible to receive an aggregate of up to 60,000 options to purchase our common stock based on meeting certain target increases in EPS performance and revenue growth during the fiscal year. Of the total 60,000 potential options, 50% are allocated to the EPS performance criteria and 50% are allocated to revenue growth criteria.

Equity Award Criteria for Patrick B. Cline:

          The equity incentive component of the 2010 Compensation Program provides that Patrick B. Cline is eligible to receive up to 45,000 options to purchase our common stock based on meeting certain target increases in EPS performance and revenue growth during the fiscal year. Of the total 45,000 potential options, 33.33% are earned following completion of services to our company for the fiscal year; 33.33% are allocated to the EPS performance criteria; and 33.33% are allocated to revenue growth criteria.

General Terms For All Executives Under 2010 Compensation Program:

•	Executive must be in good standing as a full time employee of QSI at least 2 weeks beyond the release of the 2010 earnings report.

•	Executive is not allowed to be compensated outside work without the Board’s prior written approval.

•	Executive must sign a new confidential information/non-compete agreement.

•	Payment of the bonus is to be approved by the Compensation Committee and the Board, based on audited financial statements (including options and compensation). The Board’s determination will be final.

•

Options shall be granted under one of our shareholder approved option plans and are subject to the terms of our standard stock option agreement. The option exercise price for all options granted under the 2010 Compensation Program shall be the closing price of our shares on the date of grant. The options shall vest in 5 equal annual installments commencing one year after the date of grant and have an 8 year expiration (this vesting schedule reflects the new policy that will be adopted for all new employee option grants).

          Other Benefits

          We do not provide our named executive officers with perquisites and other personal benefits, as defined, other than those generally available to all employees who meet basic eligibility criteria and other than a $300 per month car allowance for Patrick B. Cline.

          We have a 401(k) plan available to substantially all of our employees. Participating employees may defer each year up to the limit set in the Internal Revenue Code. The annual company contribution is determined by a formula set by our Board and may include matching and/or discretionary contributions. The retirement plans may be amended or discontinued at the discretion of our Board. Matching contributions for the named executive officers are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year Ended March 31, 2009.

          We have a deferred compensation plan available for the benefit of officers and employees who qualify for inclusion. The plan is described below in connection with the Nonqualified Deferred Compensation Table Fiscal Year ended March 31, 2009.

          We have a voluntary employee stock purchase plan for the benefit of certain full-time employees. The plan is designed to allow employees to acquire shares of our common stock through automatic payroll deduction. Each eligible employee may authorize the withholding of up to 10% of his/her gross payroll each pay period to be used to purchase shares on the open market by a broker designated by us. In addition, we will match 5% of each employee’s contribution and will pay all brokerage commissions and fees in connection with each purchase. The amount of the company match is discretionary and subject to change. The plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974. During the fiscal year ended March 31, 2009, none of our named executive officers participated in the employee stock purchase plan although all of our named executive officers met the plan’s eligibility requirements.

          Tax and Accounting Implications

          Deductibility of Executive Compensation. As part of its role, our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless the compensation qualifies as performance-based. Our Compensation Committee currently intends that all cash compensation paid will be tax deductible for us. However, with respect to equity compensation awards, while any gain recognized by employees from nonqualified options should be deductible, to the extent that an option constitutes an incentive stock option, gains recognized by the optionee will not be deductible if there is no disqualifying disposition by the optionee. In addition, if we grant restricted stock or restricted stock unit awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to the employee. Also, in certain situations, our Compensation Committee may recommend compensation that does not meet deductibility qualifications, in order to ensure competitive levels of total compensation for our executive officers. For fiscal year 2009 compensation paid to executives, even amounts in excess of $1,000,000 for any named executive officer, were deductible for federal income tax purposes as we considered compensation to be performance-based.

          Accounting for Stock-Based Compensation. On April 1, 2006, we began accounting for stock-based payments, including those under our equity incentive program, in accordance with the requirements of SFAS 123R. For further information regarding SFAS 123R, refer to Note 2 to the Consolidated Financial Statements contained in our Form 10-K for the fiscal year ended March 31, 2009.

Summary Compensation Table for Fiscal Year Ended March 31, 2009

          The following table provides information concerning the compensation for the fiscal years ended March 31, 2009, 2008 and 2007 for our principal executive officer, our principal financial officer, and our two Division heads, who were the only other executive officers whose total compensation exceeded $100,000 during fiscal year 2009 (collectively, the “named executive officers”). The table also includes information concerning former officers of our company.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Nonqualified Deferred Compensation Earnings (2) ($)	All Other Compen- sation (3) ($)	Total ($)

Steven T. Plochocki,
Chief Executive	2009	$296,875	$—	$—	$91,480	$—	$—	$—	$388,355
Officer and
President (4)

Louis E. Silverman,
Former Chief	2009	186,752	—	—	—	—	—	1,200	187,952
Executive Officer	2008	416,667	—	—	426,331	—	—	2,350	845,348
and President (4)	2007	400,000	—	—	444,110	228,000	—	2,200	1,074,310

Paul A. Holt,
Chief Financial	2009	267,228	—	—	74,510	80,000	2,672	2,362	426,772
Officer and	2008	243,872	—	—	144,680	80,000	2,439	2,300	473,291
Secretary	2007	223,795	—	—	149,125	70,000	5,900	2,586	451,406

Patrick B. Cline,
President,	2009	538,750	—	—	376,128	110,000	5,387	6,163	1,036,428
NextGen	2008	468,750	—	—	695,340	110,000	4,688	6,531	1,285,309
Healthcare	2007	420,833	—	—	776,104	320,000	14,459	5,862	1,537,258
Information
Systems Division

Donn E. Neufeld,
Executive	2009	219,920	—	—	35,524	5,749	2,199	2,418	265,810
Vice President,
General Manager
QSI Division (5)

Gregory Flynn,
Former Executive	2008	173,252	—	—	102,970	—	1,733	1,675	279,630
Vice President,	2007	228,833	—	—	210,389	70,000	7,004	2,346	518,572
General Manager
QSI Division (5)

(1)

The amount reflected in this column is the compensation cost we recognized for financial statement reporting purposes during fiscal 2009 under SFAS 123R for grants made in fiscal 2009 and prior years and does not include an estimate of forfeitures. Mr. Flynn forfeited 44,750 options. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the fiscal years indicated:

	2009	2008	2007	2006	2005	2004

Dividend yield	2.9%-3.5%	2.7%-3.4%	2.1%-2.4%	—	—	—

Expected volatility	42.0%- 46.7%	42.4%- 44.8%	47.0%- 48.5%	47.7%	47.7%- 57.0%	55.0%- 47.7%

Risk-free interest rates	1.1%-3.4%	2.5%-5.1%	4.5%-5.1%	3.7%	3.0%-3.7%	3.0%

Expected option life (years)	4.01	3.75-4.01	3.75-4.75	3.75 - 4.75	4.0	4.0

Weighted-average fair value per share	$11.22	$12.41	$14.33	$15.23	$7.20	$8.20

(2)

The amount reflected in this column represents our company’s contribution to the Nonqualified Deferred Compensation. Earnings are not included in this column as earnings are not considered above-market or preferential.

(3)	The amount reflected in this column represents auto allowance and our company’s contributions to the 401(k) plan.

(4)

Mr. Silverman resigned from his position as President and Chief Executive Officer of the Company on August 16, 2008. Mr. Plochocki assumed the positions of President and Chief Executive Officer on August 16, 2008.

(5)

Mr. Flynn passed away on September 29, 2007. Amounts represent the partial fiscal year during which he was employed by the Company. Mr. Neufeld assumed the position formerly occupied by Mr. Flynn on April 29, 2008.

Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2009

          The following table sets forth information regarding plan-based awards granted to our named executive officers during the fiscal year ended March 31, 2009.

									All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares Underlying Options (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				Estimated Possible Payouts Under Equity Incentive Plan Awards

											Exercise or Base Price of Option Award

	Grant Date	Thres- Hold(1) ($)	Target(1) ($)	Maximum(2) ($)		Thres- hold(1) (#)	Target(1) (#)	Maximum(2) (7) (#)
Name

Steven T. Plochocki (4)	—	—	—	$296,875	(3)	—	—	31,250	—	—	—

Paul A. Holt	—	—	—	80,000	(5)	—	—	10,000	—	—	—

Patrick B. Cline	—	—	—	600,000	(3)	—	—	70,000	—	—	—

Donn E. Neufeld	—	—	—	80,000	(6)	—	—	10,000	—	—	—

(1)

No threshold or target amounts were set. The actual cash and equity incentive compensation paid is described above under the heading “Compensation Discussion and Analysis — Fiscal Year 2009 Incentive Program Payouts.” The actual cash incentive compensation paid is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. The compensation cost of the options actually awarded under the fiscal year 2009 equity incentive program is included in the “Option Awards” column of the Summary Compensation Table above. Information regarding the numbers of shares underlying the options actually awarded under the fiscal year 2009 equity incentive program accompanies footnote (6) to the Outstanding Equity Awards at Fiscal Year-End March 31, 2009 Table below.

(2)	The amounts set forth in these columns reflects the maximum cash or share incentive awards possible under our cash and equity incentive programs for fiscal year 2009.

(3)

The fiscal year 2009 cash incentive program provided for cash awards to Mr. Plochocki and Mr. Cline based 20% upon qualitative factors determined by our Board in its discretion and 80% upon Board-established quantitative revenue and EPS growth objectives. The quantitative objectives were divided into five levels whereby 0%, 10%, 40%, 70% or 100% of the maximum estimated possible payout could be earned.

(4)	Mr. Plochocki assumed the positions of President and Chief Executive Officer on August 16, 2008.

(5)	The fiscal year 2009 cash incentive program provided for a cash award to Mr. Holt based upon the achievement of certain qualitative goals as approved by our Compensation Committee and our Board.

(6)

The fiscal year 2009 cash incentive program provided for a cash award to Mr. Neufeld based upon the achievement of certain qualitative and quantitative goals related to both QSI Division performance and other corporate objectives as approved by our

Compensation Committee and our Board. Of the total $80,000 potential cash compensation, payment of up to $60,000 was based on achievement of objective and quantitative goals, and payment of the remaining amount (up to the $80,000 total) was discretionary based on achievement of qualitative goals.

(7)

The same quantitative revenue and EPS criteria referenced in footnote (3) above were adopted to determine eligibility for option grants under the fiscal year 2009 equity incentive program, with 50% of the available equity incentive tied to performance against Board-established EPS criteria and 50% of the available equity incentive tied to performance against Board-established revenue criteria.

          Base Salary

          Base salaries for the named executive officers are described above under the heading “Compensation Discussion and Analysis — Base Salary.”

          Cash and Equity Incentive Programs

          Cash and equity incentive program payouts made to the named executive officers are described above under the heading “Compensation Discussion and Analysis.”

          Employment Agreement with Steven T. Plochocki

          We are party to an employment agreement with Mr. Plochocki effective August 16, 2008 (“effective date”) that details the terms of his employment as our Chief Executive Officer and President. The term of the employment agreement is “at will” and renews annually unless either party elects to terminate it upon 30 days prior written notice or unless terminated pursuant to the terms of the employment agreement. However, the employment agreement contains various termination and change-in-control provisions as described below under “Potential Payments on Termination of Employment or Change-in-Control.”

          Pursuant to the employment agreement, on the effective date we granted Mr. Plochocki options to purchase up to 50,000 shares of our common stock at an exercise price of $40.08 per share, which options have a five year term and vest in four equal annual installments commencing one year after the effective date.

          The employment agreement provides that Mr. Plochocki shall receive three weeks of vacation each year. During fiscal 2009, Mr. Plochocki was eligible for a cash bonus of up to $296,875 (of which, he received $59,375) and up to 31,250 bonus options (of which, none were granted) in accordance with, and subject to, the terms of our company’s 2009 Compensation Plan.

Outstanding Equity Awards at Fiscal Year-End March 31, 2009

Option Awards							Stock Awards

Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Steven T. Plochocki	1,250	2,500	(1)	—	$39.8100	09/20/13	$—	$—	—	$—
	1,250	3,750	(2)	—	43.2600	08/09/14	—	—	—	—
	—	50,000	(3)		40.0800	08/18/13	—	—	—	—

Paul A. Holt	6,750	—	(4)	—	19.3375	02/11/12	—	—	—	—
	1,375	4,125	(5)	—	38.8300	06/12/12	—	—	—	—

Patrick B. Cline	42,500	—	(4)	—	19.3375	02/11/12	—	—	—	—
	7,500	7,500	(6)	—	37.0900	08/11/11	—	—	—	—
	13,750	41,250	(5)	—	38.8300	06/12/12	—	—	—	—

Donn E. Neufeld	1,000	—	(4)	—	19.3375	02/11/12	—	—	—	—
	400	1,200	(5)	—	38.8300	06/12/12	—	—	—	—

(1)

Option was granted September 20, 2006 and is vesting in four equal annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on September 20, 2009 and September 20, 2010.

(2)

Option was granted August 9, 2007 and is vesting in four equal annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on August 9, 2009, August 9, 2010 and August 9, 2011.

(3)

Option was granted August 18, 2008 and is vesting in four equal annual installments commencing one year after the grant date. Accordingly, the unexercisable shares are scheduled to vest on August 18, 2009, August 18, 2010, August 18, 2011 and August 18, 2012.

(4)

Option was granted February 11, 2005 and vested in four equal annual installments commencing one year after the grant date. Accordingly, there are no remaining unexercisable shares as all shares vested on February 11, 2009.

(5)

Option was granted June 12, 2007 pursuant to our fiscal year 2007 equity incentive plan and vests in four equal annual installments commencing one year after the grant date. Accordingly, the unexercisable shares are scheduled to vest on June 12, 2009, June 12, 2010 and June 12, 2011.

(6)

Option was granted August 11, 2006 and vests in four equal annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on August 11, 2009 and August 11, 2010.

Option Exercises and Stock Vested During Fiscal Year Ended March 31, 2009

          The following table sets forth information regarding options exercised and stock awards vested during fiscal 2009 for our named executive officers. Value realized on exercise is based on the difference between the per share exercise price and the closing sale price of a share of our common stock on the exercise date.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Steven T. Plochocki (1)	45,250	$749,040	—	—

Louis E. Silverman (1)	42,500	564,506	—	—

Paul A. Holt	31,900	826,917	—	—

Patrick B. Cline	91,500	2,336,671	—	—

Donn E. Neufeld	8,375	203,033	—	—

(1)

Mr. Silverman resigned from his position as President and Chief Executive Officer of the Company on August 16, 2008. Mr. Plochocki assumed the positions of President and Chief Executive Officer on August 16, 2008.

Pension Benefits

          We do not have any plans that provide for payments or other benefits at, following or in connection with the retirement of any named executive officer.

Nonqualified Deferred Compensation Fiscal Year Ended March 31, 2009

          The following table sets forth information regarding our defined contribution or other plan that provides for the deferral of compensation for any named executive officer on a basis that is not tax-qualified. Participating employees may defer up to 75% of their base salary and commissions, and up to 100% of their annual bonus per plan year. In addition, we may but are not required to, make contributions into the deferral plan on behalf of participating employees. Each employee’s deferrals together with earnings thereon are accrued as part of the long-term liabilities of our company. Investment decisions are made by each participating employee from a family of mutual funds. To offset this liability, we have purchased life insurance policies on some of our participants. We are the owner and beneficiary of the policies and the cash values are intended to produce cash needed to help make the benefit payments to employees when they retire or otherwise leave our company. Distributions will be paid out to participants either upon a date specified (while still employed), or at retirement, death, termination of employment or upon termination of the nonqualified deferred compensation plan. Distribution will generally equal the deferral amount plus or minus earnings or losses and will be in the form of a lump sum or in annual installments over a period of up to ten years as elected by the participant should the account balance be greater than the applicable dollar amount under Code Section 402(g)(1)(B).

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Losses in Last FY ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Steven T. Plochocki (1)	$—	$—	$—	$—	$—

Louis E. Silverman (1)	—	—	—	—	—

Paul A. Holt	30,692	2,672	(34,534)	—	74,106

Patrick B. Cline	88,312	5,388	(30,265)	—	207,611

Donn E. Neufeld	46,796	2,199	(121,466)	—	573,919

(1)

Mr. Silverman resigned from his position as President and Chief Executive Officer of the Company on August 16, 2008. Mr. Plochocki assumed the positions of President and Chief Executive Officer on August 16, 2008.

(2)

No amounts were reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column in the Summary Compensation Table above, as earnings are not considered above-market or preferential.

Potential Payments Upon Termination of Employment or Change-in-Control

          The following discussion and table describe and illustrate potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment, assuming a March 31, 2009 termination date.

Steven T. Plochocki Employment Agreement

•	Termination Without Cause

          If we should terminate Mr. Plochocki’s employment without “cause” as may be determined by our Board, then he shall be entitled to receive from us upon the date of such termination a lump sum payment equal to (i) one year’s base salary as then in effect, and (ii) a pro-rated cash bonus equal to that percentage of the fiscal year completed at the date of his termination multiplied by the cash bonus actually earned under our fiscal year compensation plan as filed with the SEC payable to the Chief Executive Officer of our company at the end of such fiscal year. As used in his employment agreement, the term “cause” shall mean (i) his willful breach or neglect of the duties and obligations required of him either expressly or impliedly by the terms of the employment agreement (including, but not limited to refusal to execute our standard confidential information agreement); or (ii) his commission of fraud, embezzlement or misappropriation, involving our company whether or not a criminal or civil charge is filed in connection with such action. If Mr. Plochocki’s employment was terminated without cause as of the end of our last fiscal year, he would have been entitled to (i) $475,000 representing one year’s base salary; and (ii) a pro-rated cash bonus of $296,875.

•	Change of Control Provisions.

          All 50,000 options granted to Mr. Plochocki upon his signing his employment agreement with us shall immediately vest upon (i) a sale of substantially all of our equity or assets or a merger where the beneficial owners of our equity securities immediately prior to such merger no longer constitute a majority of the beneficial ownership immediately thereafter (a “Sale Transaction”); and (ii) he agrees to be employed by the buyer in such Sale Transaction for a period of no less than one year after its closing date. If upon a Sales Transaction, he is not offered a position with the buyer in such Sales Transaction, Mr. Plochocki shall be paid a lump sum equal to one year’s base salary as then in effect.

Benefits Payable to Steven T. Plochocki on termination/change of control	Death or Disability	Cause	Without Cause or For Good Reason	Termination Upon Change- In-Control

Performance or other bonus earned and unpaid	$—	$—	$296,875	$—

Accelerated vesting of stock options (1)	$—	$—	$—	$258,500
Lump sum cash payment equal to one year of base compensation	$—	$—	$475,000	$475,000	(2)

(1)

Represents the aggregate value of the accelerated vesting of unvested stock options based solely on the intrinsic value of the options as of March 31, 2009, calculated by multiplying (a) the difference between the fair market value of our common stock on March 31, 2009 ($45.25), and the applicable exercise price ($40.08), by (b) the assumed number of option shares, subject to the employment agreement, vesting on an accelerated basis on March 31, 2009.

(2)	Represents amount paid upon failure to offer a position with buyer in a Sales Transaction.

Arrangements with Other Named Executive Officers

          We are not a party to any contracts, agreements, plans or arrangements that would provide payments to Messrs. Holt, Cline or Neufeld at, following or in connection with any termination of employment, change-in-control, or change in responsibilities.

Stock Option and Award Exercisability

          Our Amended and Restated 1998 Stock Option Plan (our “1998 Plan”) provides for the issuance of nonqualified and incentive stock options. Our 2005 Stock Option and Incentive Plan (our “2005 Plan”) provides for the issuance of numerous types of stock-based awards, including without limitation, stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance shares, and performance units.

          Generally, exercisability of options and other awards granted under our option plans terminate following termination of employment as described in the table below. The consequences described in the column relating to the 2005 Plan apply except to the extent that the 2005 Plan, the applicable award agreement or our Board may otherwise provide where permitted by the 2005 Plan.

Exercisability Consequences Under
Reason for Termination of Employment
	1998 Plan	2005 Plan

Voluntary resignation by employee or termination for cause by us	All options terminate immediately.	All unvested awards terminate immediately.

Retirement pursuant to a company retirement policy, if any, that we adopt	All options terminate immediately.	Options and stock appreciation rights remain exercisable (to the extent vested prior to retirement) until the earlier of the expiration of the award term or three years after retirement.

Exercisability Consequences Under
Reason for Termination of Employment
	1998 Plan	2005 Plan

Termination without cause by us	Options remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the option term or 30 days after the termination of employment.

Options and stock appreciation rights remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the award term or three months after the termination of employment.

Disability	Options remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the option term or 365 days after the termination of employment.

Options and stock appreciation rights remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the award term or six months after the termination of employment.

Death during, or within a period specified in the option after the termination of, employment	Options remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the option term or 365 days after the date of death.	Options and stock appreciation rights remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the award term or six months after the date of death.

          For options granted pursuant to our 1998 Plan, our Board has the discretion to accelerate the vesting of any outstanding options held by our named executive officers and employees if no provision is made for the continuance of those plans and the assumption of options outstanding under those plans if we dissolve or are liquidated, if we are not the surviving entity in a merger, consolidation, acquisition or other reorganization, if we are the subject of a reverse merger in which more than 50% of our voting shares are converted into cash, property or the securities of another entity, or if we sell substantially all of our property or shares to another entity.

          Under our 2005 Plan, our Board may exercise discretion at any time, whether before or after the grant, expiration, exercise, vesting or maturity of or lapse of restriction on an award or the termination of employment of a grantee, to amend any outstanding award or award agreement, including an amendment that would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the award agreement, subject to shareholder approval for any amendments involving repricing of awards.

          In addition, awards under our 2005 Plan will fully vest in connection with a change in control as defined in our 2005 Plan. Examples of changes in control under our 2005 Plan generally include, with various exceptions detailed in our 2005 Plan: any person becoming the beneficial owner of more than 50% of the combined voting power of our then outstanding securities; the consummation of certain mergers, consolidations, statutory share exchanges or similar forms of corporate transaction that require approval of our shareholders; our shareholders approving a plan of complete liquidation or dissolution of our company; or the consummation of a sale or disposition of all or substantially all of our assets other than a sale or disposition that would result in our voting securities outstanding immediately prior thereto continuing to represent 50% or more of the combined voting power of our company or the surviving entity outstanding immediately after the sale or disposition; or in the case of directors, officers or employees who are entitled to the benefits of a change in control agreement or similar provisions within an agreement entered into by us or a related entity that defines or addresses change in control, “change in control” as defined in such agreement.

          Our 2005 Plan also provides that if, within two years after the occurrence of a change in control, a termination of employment occurs with respect to any grantee for any reason other than cause, disability, death or retirement, the grantee will be entitled to exercise awards at any time thereafter until the earlier of (i) the date twelve months after the date of termination of employment and (ii) the expiration date in the applicable award agreement.

Director Compensation for Fiscal Year Ending March 31, 2010

          On May 27, 2009 our Compensation Committee and Board approved a new non-employee Director Compensation Program. Under the new non-employee Director Compensation Program, each director is to be awarded shares of restricted common stock upon election or re-election to the Board. The shares will vest upon grant but carry a restriction requiring that they not be sold for a period of 2 years from the date of grant. Additionally, all board members must acquire a minimum of 1,000 shares of our common stock through the investment of their own funds (e.g. open market purchase or option exercise), which minimum amount must be retained as long as they are a director. New directors, and existing directors after the effective date of the new Program (August 13, 2009), have 9 months in which to acquire such common stock. Board members are expected to serve as committee members as part of their compensation. There are no meeting fees. The elements of the non-employee Director Compensation Program are set forth in the table below.

Director Compensation Program

	Tier 0	Tier 1	Tier 2	Tier 3

Category of Director	Employee Director	Independent Director	Committee Chairman (1)	Audit Committee Chairman/Board Chairman

Base Compensation	$—	$80,000	$92,500	$100,000
Meeting Fees (2)	—	—	—	—
Committee Memberships (3)	—	—	—	—

Total Cash Compensation (4)	$—	$80,000	$92,500	$100,000

Restricted Shares (5)	None	1,000	1,250	1,250

(1)

Pay Tiers: Tier 0 pay for Directors who are full-time employees, Tier 1 for Directors who do not chair committees, Tier 2 for Nominating and Compensation Committee Chairmen, Tier 3 for Audit Committee and overall Board Chair. Chairmen of other committees are paid at the highest tier otherwise eligible, according to the specifically named functions above. All Directors are only paid at one tier, which is their highest eligible tier.

(2)

Meeting attendance at a 100% or near-100% level is mandatory. The Program eliminates meeting fees. Board and committee meeting attendance rates for each director shall be reported annually internally and to the public in accordance with applicable law.

(3)	Board members are expected to serve as committee members as part of their compensation.

(4)	Compensation shall be paid quarterly. Board member shall be paid at the highest eligible tier according to his role, but not on multiple tiers.

(5)	Restricted shares vest on date of grant, but may not be sold or transferred for at least two years from date of grant.

Director Compensation for Fiscal Year Ended March 31, 2009

          For our fiscal year ended March 31, 2009, our Director Compensation Program, provided that all non-employee directors received a retainer of $30,000 per year plus a fee of $2,000 per Board meeting attended. Also, non-employee directors who served on a committee of our Board received a fee of $1,000 per committee meeting attended. In addition, each newly elected and re-elected non-employee director received an option to purchase 5,000 shares of our common stock upon the annual election date. The options were priced at the fair market value of our common stock on the date of grant, vest in four equal annual installments commencing on the first anniversary of the date of grant, and expire seven years from the date of grant. The options are to fully vest at the conclusion of the director’s term of service if the director is not re-elected to our Board, except where the failure to be re-elected results from either a voluntary withdrawal from Board service by the director or prior removal from our Board for cause under Section 304 of the California Corporations Code.

          The following table provides information concerning compensation for our non-employee directors for the fiscal year ended March 31, 2009. Directors Silverman and Cline were employees of our company and thus received no compensation for their services as directors. Mr. Plochocki, previously an independent director, became an employee of our company (President and Chief Executive Officer) on August 16, 2008, and thereafter received no compensation for his services as a director. The compensation received by Messrs. Plochocki, Silverman and Cline as employees of our company is described elsewhere in this proxy statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Sheldon Razin	$57,000	$—	$45,236	$—	$—	$—	$102,236

Ibrahim Fawzy(2)	37,000	—	102,520	—	—	—	139,520

Edwin Hoffman(2)	42,000	—	102,520	—	—	—	144,520

Ahmed Hussein	55,000	—	45,236	—	—	—	100,236

Philip N. Kaplan(2)	48,500	—	9,632	—	—	—	58,132

Vincent J. Love	58,000	—	45,236	—	—	—	103,236

Russell Pflueger	66,000	—	45,236	—	—	—	111,236

Steven T. Plochocki	36,500	—	35,604	—	—	—	72,104

Murray Brennan, M.D. (2)	25,500	—	9,632	—	—	—	35,132

George H. Bristol (2)	29,500	—	9,632	—	—	—	39,132

(1)	The amount reflected in this column is the compensation cost we recognized for financial statement reporting purposes during fiscal 2009 under SFAS 123R for grants made in fiscal 2009 and prior years.

(2)

Mr. Fawzy’s and Mr. Hoffman’s services as directors of our company terminated on September 4, 2008. Dr. Brennan’s and Mr. Bristol’s services as directors of our company began September 4, 2008. Mr. Kaplan’s service as a director began on June 27, 2008.

The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the fiscal years indicated:

	2009	2008

Dividend yield	3.04%	2.99%
Expected volatility	42.43%	42.79%
Risk-free interest rates	2.92%	3.35%
Expected option life (years)	4.00	4.75
Weighted-average fair value per share	$13.21	$10.69

          At March 31, 2009, the aggregate number of option awards outstanding for each of the incumbent directors named in the table was as follows:

Director Name	Shares Underlying Options

Mr. Razin	59,000
Mr. Fawzy	—
Mr. Hoffman	—
Mr. Hussein	59,000
Mr. Kaplan	5,000
Mr. Love	15,000
Mr. Pflueger	15,000
Mr. Plochocki	58,750	(1)
Mr. Brennan	5,000
Mr. Bristol	5,000

(1)	Includes 50,000 options granted on August 18, 2008 as part of Mr. Plochocki’s employment agreement.

Compensation Committee Interlocks and Insider Participation

          The Compensation Committee consists of Messrs. Pflueger, Kaplan, and Brennan. None of these individuals was, during the fiscal year ended March 31, 2009, an officer or employee of our company, and none of these individuals formerly was an officer of our company. No member of our Board has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Compensation Committee Report

          Our Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussion, a majority of our Independent Directors Compensation Committee recommended to our Board that the “Compensation Discussion and Analysis” be included in this proxy statement.

COMPENSATION COMMITTEE

Russell Pflueger, Chairman
Philip N. Kaplan, Murray Brennan, M.D.

INFORMATION ABOUT OUR BOARD OF DIRECTORS,
BOARD COMMITTEES AND RELATED MATTERS

Board of Directors

     General

          Our business, property and affairs are managed under the direction of our Board of Directors. Directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees. Our Board consists of nine directors who are elected to serve until the election and qualification of their respective successors.

     Director Independence

          Our Bylaws require that at least a majority of the members of our Board be independent directors. Our Bylaws define “independent director” as a person other than an executive officer or employee of our company or any other individual having a relationship that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under our Bylaws, the following persons may not be considered independent:

(a)	a director who is, or at any time during the past three years was, employed by us;

(b)

a director who accepted or who has a family member who accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

	(i)	compensation for Board or Board committee service;
	(ii)	compensation paid to a family member who is an employee (other than an executive officer) of ours; or
	(iii)	benefits under a tax-qualified retirement plan, or non-discretionary compensation.

Provided, however, that in addition to the requirements contained in this paragraph (b), audit committee members are also subject to additional, more stringent requirements under Nasdaq Rule 5605(a)(2).

(c)	a director who is a family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;

(d)

a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

	(i)	payments arising solely from investments in our securities; or
	(ii)	payments under non-discretionary charitable contribution matching programs.

(e)

a director of ours who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers served on the compensation committee of such other entity; or

(f)

a director who is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

          A “family member” for these purposes means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

          Our Board has determined that each of Messrs. Brennan, Bristol, Hussein, Pflueger, Kaplan and Razin, each of whom currently is a director, are “independent” as defined above and in accordance with applicable Nasdaq listing standards. In addition, our Board has determined that new director nominee, Mr. Davis, is also independent under the same standards. The above definition of independence is posted on our Internet website at http://www.qsii.com.

     Attendance at Board and Shareholders’ Meetings

          During the fiscal year ended March 31, 2009, our Board held eleven meetings. No director standing for re-election to our Board attended less than 75% of the aggregate of all meetings of our Board and all meetings of committees of our Board upon which he served (during the periods that he served) during the fiscal year ended March 31, 2009.

          It is our policy that our directors are invited and encouraged to attend our annual meetings of shareholders. All of our director nominees who were serving as members of our Board at the time were in attendance at our 2008 annual meeting.

Board Committees and Charters

          Our Board has a standing Audit Committee, Compensation Committee and Nominating Committee. In addition, our Board currently has a Transaction Committee, a Special Coordinating Committee, Independent Directors Compensation Committee, and a Special Committee. Our Board also from time to time may appoint a Proxy Voting Committee, which it appointed on May 27, 2009, and/or a Lead Director.

     Audit Committee

          Our Board has an Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, that consists of Messrs. Bristol, Pflueger and Kaplan. Our Audit Committee is comprised entirely of “independent” (as defined in Rule 5605(a)(2) of the Nasdaq listing standards) directors and operates under a written charter adopted by our Board. The duties of our Audit Committee include meeting with our independent public accountants to review the scope of the annual audit and to review our quarterly and annual financial statements before the statements are released to our shareholders. Our Audit Committee also evaluates the independent public accountants’ performance and determines whether the independent registered public accounting firm should be retained by us for the ensuing fiscal year. In addition, our Audit Committee reviews our internal accounting and financial controls and reporting systems practices and is responsible for reviewing, approving and ratifying all related party transactions.

          During the fiscal year ended March 31, 2009, our Audit Committee held ten meetings. Our Audit Committee’s current charter is posted on our Internet website at http://www.qsii.com. Our Audit Committee and our Board have confirmed that our Audit Committee does and will continue to include at least three independent members. Our Audit Committee and our Board have confirmed that Mr. Bristol met applicable Nasdaq listing standards for designation as an “Audit Committee Financial Expert” and for being “independent.”

     Nominating Committee

          Our Board has a Nominating Committee that consists of Messrs. Kaplan, Bristol and Pflueger, each of whom is deemed independent. Our Nominating Committee is responsible for identifying and recommending nominee candidates to our Board, and is required to be composed entirely of independent directors. Our Nominating Committee will consider nominees recommended by shareholders for election as a director. Recommendations should be sent to our Secretary and should include the candidate’s name and qualifications and a statement from the candidate that he or she consents to being named in our proxy statement and will serve as a director if elected. In order for any candidate to be considered by our Nominating Committee and, if nominated, to be included in the our proxy statement, such recommendation must be received by the Secretary within the time period set forth under “Proposals of Shareholders,” below.

          Our Nominating Committee believes that it is desirable that directors possess an understanding of our business environment and have the knowledge, skills, expertise and such diversity of experience that our Board’s ability to manage and direct our affairs and business is enhanced. Additional considerations may include an individual’s capacity to enhance the ability of committees of our Board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation, our Bylaws or listing requirements.

          Our Nominating Committee may receive suggestions from current Board members, our executive officers or other sources, which may be either unsolicited or in response to requests from our Nominating Committee for such candidates. Our Nominating Committee may also, from time to time, engage firms that specialize in identifying director candidates.

          Once a person has been identified by our Nominating Committee as a potential candidate, our Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If our Nominating Committee determines that the candidate warrants further consideration, the Chairman of the Committee or another member of our Nominating Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on our Board, our Nominating Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate. Our Nominating Committee may consider all such information in light of information regarding any other candidates that our Nominating Committee might be evaluating for nomination to our Board. Nominating Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. With the nominee’s consent, our Nominating Committee may also engage an outside firm to conduct background checks on candidates as part of the nominee evaluation process. Our Nominating Committee’s evaluation process does not vary based on the source of the recommendation, though in the case of a shareholder nominee, our Nominating Committee and/or our Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

          In compiling our Board slate appearing in this proxy statement, nominee referrals as well as nominee recommendations were received from existing directors and members of management - both solicited and unsolicited. No paid consultants were engaged by us, our Board or any of our Board’s committees for the purposes of identifying qualified, interested Board candidates. With respect to our Board nominees that are neither executive officers nor standing for re-election, Mr. Davis was recommended by non-management directors.

          During the fiscal year ended March 31, 2009, our Nominating Committee held three meetings. Our Nominating Committee’s current charter is posted on our Internet website at http://www.qsii.com.

     Compensation Committee

          Our Board has a Compensation Committee that consists of Messrs. Pflueger, Bristol and Kaplan. Our Compensation Committee is composed entirely of independent directors, and is responsible for (i) ensuring that senior management will be accountable to our Board through the effective application of compensation policies and (ii) monitoring the effectiveness of our compensation plans applicable to both senior management and our Board (including committees thereof). Our Compensation Committee establishes compensation policies applicable to our executive officers. During the fiscal year ended March 31, 2009, our Compensation Committee held six meetings. Our Compensation Committee’s current charter is posted on our Internet website at http://www.qsii.com.

          Our executive officers have played no role in determining the amount or form of director compensation or compensation of our named executive officers, except that in certain situations, our Chief Executive Officer provides information to our Compensation Committee regarding certain accomplishments of the named executive officers to assist our Compensation Committee in administering the discretionary portion of cash bonuses for named executive officers. We also have conducted discussions with our named executive officers concerning information regarding their performance and prospects.

          From time to time, our Compensation Committee has engaged certain independent compensation consultants to assist in preparing equity incentive plans for key staff including the named executive officers and to assist the committee in establishing based salaries and non-equity plans for the named executive officers. Our Compensation Committee last utilized the services of such consultants in 2005, when Semler-Brossy Consulting Group, LLC was engaged by the then-members of our Compensation Committee.

     Transaction Committee

          Our Board has a Transaction Committee that consists of Messrs. Razin, Bristol and Kaplan. The Transaction Committee is responsible for considering and making recommendations to our Board with respect to all proposals involving a change in control of our company or the purchase or sale of assets constituting more than 10% of our total assets. The Transaction Committee is composed entirely of independent directors. The transaction committee held two meetings during fiscal year 2009.

     Special Committee

          Our past history includes proxy contests, the use of cumulative voting rights and litigation brought against us by a director, Mr. Hussein. In light of this history, on May 31, 2007, our Board formed a Special Committee. Among other things, the Special Committee has been delegated all powers of our Board in connection with the solicitation and voting of proxies at the annual meeting as well as all matters related to any litigation or threat of litigation by Mr. Hussein or any of his associates. The powers of the Special Committee were reviewed and renewed by our Board on May 29, 2008 and again on May 27, 2009. The Special Committee currently consists of Messrs. Razin, Plochocki and Pflueger. The Special Committee met five times during fiscal year 2009.

     Proxy Voting Committee

          Our Board from time to time may appoint a Proxy Voting Committee to provide instruction to our proxy holders to vote proxies in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. In anticipation of a possible contested election and/or one or more of our shareholders demanding that cumulative voting apply to the election of directors at the annual meeting, our Board established a Proxy Voting Committee on May 27, 2009. The Proxy Voting Committee consists of Messrs. Pflueger, Plochocki and Razin.

     Lead Director

          Under our Amended and Restated Bylaws, if at any time our Chairman of the Board is an executive officer of our company, or for any other reason is not an independent director, a non-executive Lead Director (“Lead Director”) must be selected by our independent directors. The Lead Director must be one of our independent directors, must be a member of our Audit Committee and of our Executive Committee, if we have such a committee, and is responsible for coordinating the activities of our independent directors. The Lead Director assists our Board in assuring compliance with our corporate governance procedures and policies, and co-ordinate, develop the agenda for, and moderate executive sessions of our Board’s independent directors. Executive sessions are typically held immediately following each regular meeting of our Board, and/or at other times as designated by the Lead Director. The Lead Director approves, in consultation with our other independent directors, the retention of consultants who report directly to our Board. If at any time our Chairman of the Board is one of our independent directors, then he or she will perform the duties of the Lead Director.

Related Matters

     Audit Committee Report

          Our Audit Committee reports to our Board and provides oversight of our financial management, independent registered public accounting firm, and financial reporting system, including accounting policy. Management is responsible for our financial reporting process, including our system of internal control, and for the preparation of our consolidated financial statements. Our independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion on those statements and on management’s assessment of internal control over financial reporting and for reviewing the Company’s quarterly financial statements. The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and the assessments of internal control contained in its annual report on Form 10-K for the fiscal year ended March 31, 2009 with management and the Company’s independent registered public accounting firm.

          The Audit Committee selects and retains the independent registered public accounting firm, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for approving both audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee has discussed the matters required to be discussed under Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received and reviewed the letter from our independent registered public accounting firm stating that it is independent of the Company as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with our independent registered public accounting firm its independence.

          The Audit Committee discussed the overall approach, scope and plans for its audit with our independent registered public accounting firm. At the conclusion of the audit, the Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of our internal control and the overall quality of our financial reporting.

          In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board (and our Board approved) that the audited financial statements be included in our annual report on Form 10-K for the year ended March 31, 2009, for filing with the Commission.

          The Audit Committee has re-appointed Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2010.

AUDIT COMMITTEE
George H. Bristol, Chairman
Philip N. Kaplan	Russell Pflueger

     Code of Ethics

          We have adopted a Code of Business Conduct and Ethics that applies to our Chief Executive Officer (principal executive officer) and Chief Financial Officer (our principal financial and accounting officer). This Code is posted on our Internet Website located at http://www.qsii.com. The Code may be found as follows: From our main Web page, first click on “company info” and then on “corporate governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code by posting such information on our Website, at the address and location specified above.

     Security Holder Communications with our Board

          Our Board has established a process to receive communications from our security holders. Security holders may contact any member (or all members) of our Board, or our independent directors as a group, any Board committee or any Chair of any such committee by mail or electronically. Correspondence should be addressed to our Board or any such individual directors, group or committee of directors by either name or title and sent “c/o Corporate Secretary” to 18111 Von Karman, Suite 600, Irvine, California 92612. To communicate with any of our directors electronically, a shareholder should send an e-mail to our Secretary: pholt@qsii.com.

          All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for our Board will be forwarded promptly to the addressee. In the case of communications to our Board, any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Under Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), our directors and executive officers and any person who beneficially owns more than 10% of our outstanding common stock (“reporting persons”) are required to report their initial beneficial ownership of our common stock and any subsequent changes in that ownership to the Commission and Nasdaq. Reporting persons are required by Commission regulations to furnish to us copies of all reports they file in accordance with Section 16(a).

          Based solely upon our review of the copies of such reports received by us, or written representations from certain reporting persons that no other reports were required, we believe that during the fiscal year ended March 31, 2009, all Section 16(a) filing requirements applicable to our reporting persons were met.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

          During fiscal year 2009, our Transaction Committee was responsible for reviewing and approving transactions with related persons. Our Audit Committee has responsibility for reviewing all transactions with related persons.

          Our Board and Audit Committee have adopted written related party transaction policies and procedures relating to approval or ratification of transactions with related persons. Under the policies and procedures, our Audit Committee is to review the material facts of all related party transactions that require our Audit Committee’s approval and either approve or disapprove of our entry into the related party transactions, subject to certain exceptions, by taking into account, among other factors the committee deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in any discussion or approval of a related party transaction for which he or she is a related party. If an interested transaction will be ongoing, the committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.

          Under the policies and procedures, a “related party transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which the aggregate amount involved will or may be expected to exceed $30,000 in any calendar year, we are a participant, and any related party has or will have a direct or indirect interest. A “related party” is any person who is or was since the beginning of our last fiscal year an executive officer, director or Board-approved nominee for election as a director and inclusion in our proxy statement at our next annual shareholders’ meeting, any greater than 5% beneficial owner of our common stock known to us through filings with the Commission, any immediate family member of any of the foregoing, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or holds a similar position or in which such person has a 5% or greater beneficial ownership interest. “Immediate family member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

          Our Audit Committee has reviewed and pre-approved certain types of related party transactions described below. In addition, our Board has delegated to the Chair of our Audit Committee the authority to pre-approve or ratify (as applicable) any related party transaction in which the aggregate amount involved is expected to be less than $15,000. Pre-approved interested transactions include:

•

Employment of executive officers if the related compensation is required to be reported in our proxy statement or if the executive officer is not an immediate family member of another executive officer or a director of our company, the related compensation would be reported in our proxy statement if the executive officer was a “named executive officer,” and our compensation committee approved (or recommended that our Board approve) the compensation.

•	Any compensation paid to a director if the compensation is required to be reported in our proxy statement.

•

Any transaction with another enterprise at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 5% of that enterprise, if the aggregate amount involved does not exceed the greater of $30,000 or 5% of that enterprise’s total annual revenues.

•

Any charitable contribution, grant or endowment by use to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $10,000 or 5% of the charitable organization’s total annual receipts.

•

Any transaction where the related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g., dividends or stock splits).

•	Any transaction over which the related party has no control or influence on our decision involving that related party where the rates or charges involved are determined by competitive bids.

•

Any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, or services made available on the same terms and conditions to persons who are not related parties.

Related Person Transactions

     Indemnification Agreements

          We are party to indemnification agreements with each of our directors and executive officers. The indemnification agreements and our articles of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by California law.

     Employment Arrangement

          Kim Cline, Vice President of Client Services at our NextGen Healthcare Information System subsidiary, is the sister of Patrick B. Cline, President of our NextGen Healthcare Information System Division. Kim Cline earned approximately $226,680 in salary and bonus during fiscal year 2009.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

          Our shareholders are being asked to ratify the appointment of Grant Thornton LLP to serve as our independent registered public accountants to audit our consolidated financial statements for the fiscal year ending March 31, 2010. Shareholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting our Audit Committee’s appointment of Grant Thornton LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment by an affirmative vote of the holders of a majority of our common stock present or represented at the meeting and entitled to vote, our Audit Committee may reconsider whether to retain Grant Thornton LLP as our independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of us and our shareholders.

          We expect that representatives of Grant Thornton LLP will attend the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions posed by our shareholders.

Audit and Non-Audit Fees

          The following table sets forth the aggregate fees billed to us by Grant Thornton, LLP, our principal accountant, for professional services rendered related to the audit of our consolidated financial statements for the years ended March 31, 2009 and 2008.

	2009	2008

Audit fees	$821,000	$890,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

          Audit Fees. Audit fees consist of fees billed for professional services for audit of our consolidated financial statements and review of the interim consolidated financial statements included in our quarterly reports and services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

          Audit-Related Fees. No audit-related fees were incurred for fiscal years 2009 and 2008.

          Tax Fees. Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

          All Other Fees. No other fees were incurred for fiscal years 2009 or 2008.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

          Our Audit Committee’s policy is to preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by our Audit Committee prior to the completion of the audit.

          OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

ANNUAL REPORT AND AVAILABLE INFORMATION

          We are subject to the informational requirements of the Exchange Act. In accordance with that act, we file reports, proxy statements and other information with the Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our common stock trades on the Nasdaq Global Select Market under the symbol “QSII.”

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on August 13, 2009, at 1:00 p.m., Pacific Time, at the Center Club, located at 650 Town Center Drive in Costa Mesa, California 92626:

The Notice of Annual Meeting of Stockholders, Proxy Statement and the Company’s 2009 Annual Report to Shareholders are available on our website at http://www.qsii.com under the “Investor Relations” tab.

          Our annual report containing audited financial statements for the fiscal years ended March 31, 2009 and 2008 accompanies this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. Our Internet website address is http://www.qsii.com. We make our periodic and current reports, together with amendments to these reports, available on our Internet website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission. You may access such filings under the “Investor Relations” button on our website. Members of the public may also read and copy any materials we file with, or furnish to, the Securities and Exchange Commission, or SEC, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. To obtain information on the operation of the Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at www.sec.gov that contains the reports, proxy statements and other information that we file electronically with the SEC. The information on our Internet website is not incorporated by reference into this Proxy Statement.

          Shareholders may obtain free of charge a copy of our latest annual report (without exhibits) as filed with the Commission by writing to: Investor Relations, Quality Systems, Inc., 18111 Von Karman Avenue, Suite 600, Irvine, California 92612 or calling (949) 255-2600. In addition, all of our public filings, including our annual report, can be found free of charge on the Commission’s website at http://www.sec.gov.

PROPOSALS OF SHAREHOLDERS

          We have two separate and distinct rules concerning the timing of submission of shareholder proposals:

•

SEC Regulation. Pursuant to Rule 14a-8 of the Commission, proposals by shareholders that are intended for inclusion in our proxy statement and proxy and to be presented at our next annual meeting must be received by us by February 22, 2010, in order to be considered for inclusion in our proxy materials. Such proposals should be addressed to our Secretary and may be included in next year’s proxy materials if they comply with certain rules and regulations of the Commission governing shareholder proposals.

•

Company Bylaws. Under our Bylaws, for all proposals by shareholders (including nominees for director) to be timely, a shareholders’ notice must be delivered to, or mailed and received at, our principal executive offices not less than 60 days nor more than 120 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or public disclosure of the date of the scheduled annual meeting is given or made, then notice by the shareholder, to be timely, must be delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public disclosure was made. The shareholder notice must also comply with certain other requirements set forth in our Bylaws, a copy of which may be obtained by written request delivered to our Secretary.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

          The Commission has implemented rules regarding the delivery of proxy materials (that is, annual reports, proxy statements, proxy statements combined with a prospectus or any information statements provided to shareholders) to households. This method of delivery, often referred to as “householding,” would permit us to send a single annual report and/or a single proxy statement to any household in which two or more shareholders reside if we believe those shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the shareholder(s) must consent to the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces our expenses. We may institute householding in the future and will notify registered shareholders who would be affected by householding at that time.

          Many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of Quality Systems, Inc., you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our latest annual report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

OTHER MATTERS

Our Board does not intend to present any business at the annual meeting other than the matters described in this proxy statement. If any other matters are presented properly for action at the annual meeting or at any adjournments or postponements thereof, it is intended that the proxy will be voted with respect thereto by the proxy holders in accordance with the instructions and at the discretion of our Board.

By Order of the Board of Directors,

QUALITY SYSTEMS, INC.

/s/ Paul A. Holt
Corporate Secretary

Irvine, California
June 22, 2009

          ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ADDRESSED ENVELOPE.

QUALITY SYSTEMS, INC.
ATTN: JANET GUTKIN
18111 VON KARMAN AVE., STE 600
IRVINE, CA 92612-1007

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M15770-P83103	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUALITY SYSTEMS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends that you vote FOR the following:			☐	☐	☐

1.	Election of Directors

Nominees:

	01) Dr. Murray Brennan	06) Philip Kaplan
	02) George Bristol	07) Russell Pflueger
	03) Patrick Cline	08) Steven Plochocki
	04) Joseph Davis	09) Sheldon Razin
05) Ahmed Hussein

								For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal:

2.	Ratification of the appointment of Grant Thornton, LLP as QSI’s independent public accountants for the fiscal year ending March 31, 2010.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M15771-P83103

QUALITY SYSTEMS, INC.
PROXY FOR 2009 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS

The undersigned appoints Steven Plochocki and Paul Holt, and each of them, individually, as attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of Quality Systems, Inc. (“QSI”) held of record by the undersigned as of June 22, 2009, at the Annual Meeting of Shareholders of QSI to be held at the Center Club located at 650 Town Center Drive in Costa Mesa, California 92626, on August 13, 2009 at 1 p.m. local time, and at all adjournments and postponements thereof (the “Annual Meeting”), upon the matters listed on the reverse side, which are described in QSl’s Proxy Statement for the Annual Meeting. QSl’s Board of Directors recommends a vote “FOR” each of the proposals listed on the reverse side:

In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in QSI’s Proxy Statement concerning the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Where no direction is given, the shares will be voted “for” the election of the directors named on the reverse side of this proxy and “for” proposal 2. This proxy confers discretionary authority to cumulate votes for any or all of the nominees for election of directors for which authority to vote has not been withheld, in accordance with the instruction of the board of directors or an authorized committee thereof. If any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the board of directors or an authorized committee thereof.

Continued and to be signed on reverse side